U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): February 24, 2004

                             MCCARTHY GRENACHE, INC.

             (Exact name of registrant as specified in its charter)

                               Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 81516 E Tropicana Ave Suite 195, Las Vegas 89119

                    (Address of principal executive offices)

      Registrant's telephone number, including area code (323) 822-1750/80


Item 2. Acquisition or Disposition of Assets

On February 24, 2004 the company entered into a letter of intent for the sale of real property located at 634 North Main Street, Las Vegas, Nevada for $3,000,000 in cash by Meta Housing Corporation. The letter provides that within 5 business days after the execution of a written purchase agreement the buyer shall deposit a $100,000 deposit that shall be refundable in the buyer's sole discretion if the buyer is not satisfied with the results of its investigation of the property as set forth in the letter of intent. In addition, the company is also required to apply to the City of Las Vegas for a 180 day extension of a special use permit currently expiring on November 1, 2004. The company is also required to continue with efforts to acquire FHA 221(d)(4) financing of the property in the amount of $24,000,000. The buyer has also agreed to cooperate with the company to accomplish a 1031 exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
-----------------------------
Guy Ravid, Director

Dated: March 10, 2003